Exhibit 99(a)(1)(C)

ELECTION TO CONSENT, PARTICIPATE AND EXERCISE WARRANT
PURSUANT TO OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE
COMMON STOCK OF ENUMERAL BIOMEDICAL HOLDINGS, INC.

To:	Enumeral Biomedical Holdings, Inc.

c/o Duane Morris LLP

1540 Broadway

New York, NY 10036-4086

Attn:  Michael D. Schwamm, Esq.

Fax: (212) 208-4451

Email: enumeral_warrant_tender@duanemorris.com

This Election to Consent, Participate and Exercise Warrant is provided in connection with the Offer to Amend and Exercise Warrants to Purchase Common Stock of Enumeral Biomedical Holdings, Inc. (the “Company”) dated October 28, 2016, as may be amended or supplemented (the “Offer to Amend and Exercise”). Capitalized terms not otherwise defined in this Election to Consent, Participate and Exercise Warrant shall have the meanings ascribed to them in the Offer to Amend and Exercise. The undersigned holder of Original Warrants hereby:

1.	☐ Does/☐ Does not (check one) elect to participate in the Offer to Amend and Exercise and amend the undersigned’s Original Warrant as set forth in the amendment attached hereto as Exhibit A-1 and exercise _______________ of the undersigned’s Original Warrants, as so amended, at the reduced exercise price of $0.50 per warrant ($0.125 per share) (please skip to question 5 if the undersigned has marked “does not” elect to participate).

2.	Elects to exercise the number of Original Warrants, as amended, listed in Question 1 above and to deliver the aggregate exercise price in cash of $__________ (i.e., $0.50 x the number of Original Warrants the undersigned has elected to exercise).

3.

Requests that certificates for such shares be issued in the name of:

__________________________________________________

__________________________________________________

__________________________________________________

(Please print name, address and social security or federal employer identification number (if not a natural person))

4.

Requests that, provided the undersigned has not elected in Question 1 above to exercise all of the Original Warrants held by the undersigned, a new Original Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

__________________________________________________

__________________________________________________

__________________________________________________

(Please print name, address and social security or federal employer identification number (if not a natural person))

5.	☐ Does/☐ Does not (check one) consent to the amendment of Original Warrants (to the extent that such Original Warrants are not amended and exercised in the Offer to Amend and Exercise) in order to remove the anti-dilution provisions contained in such Original Warrants, which amendment shall be in the form attached hereto as Exhibit A-2. (If the undersigned elects to participate in the Offer to Amend and Exercise and amend the undersigned’s Original Warrant, and has checked the “Does” box in Question 1, the undersigned shall be deemed to have consented to the amendment of Original Warrants as set forth in this Question 5 notwithstanding any check mark to the contrary above.)

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1.    To accept the Offer to Amend and Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Consent, Participate and Exercise Warrant.

2.    If the undersigned elects to participate in the Offer to Amend and Exercise and the conditions to the Offer to Amend and Exercise are satisfied prior to the Expiration Date, then immediately following the Expiration Date (a) the Original Warrants described in Question 1 above shall be automatically amended as set forth in Exhibit A-1 attached hereto without any further action or signature required by the undersigned or the Company, and (b) the undersigned will automatically and contemporaneously exercise the undersigned’s Amended Warrants.

3.    If the undersigned elects not to participate in the Offer to Amend and Exercise, then, except to the extent that the Original Warrants are amended to remove the anti-dilution provisions contained therein as set forth in Exhibit A-2 attached hereto (with the consent of the Company and the holders of Original Warrants), the undersigned’s Original Warrants will remain unmodified and will expire in accordance with their terms.

4.    If the undersigned chooses to participate in the Offer to Amend and Exercise and executes and delivers this Election to Consent, Participate and Exercise Warrant along with the aggregate exercise price applicable with respect to the undersigned’s Amended Warrants, the Company will place the aggregate exercise price funds into a separate non-interest bearing escrow account established by Delaware Trust Company, as escrow agent, until the Expiration Date.

5.    By amending and exercising the Original Warrants pursuant to the procedure described in the Offer to Amend and Exercise and in the instructions to this Election to Consent, Participate and Exercise Warrant, the undersigned accepts the terms and conditions of the Offer to Amend and Exercise.

6.    The Company has advised the undersigned to consult with the undersigned’s own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer to Amend and Exercise.

7.    The undersigned has accurately completed and executed the Accredited Investor Questionnaire attached hereto as Exhibit A-5 (although holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise).

8.    The undersigned understands that the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

9.    All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend and Exercise, this Election to Consent, Participate and Exercise Warrant is irrevocable.

10.    Upon request, the undersigned will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the amendment and exercise of the Original Warrants pursuant to the Offer to Amend and Exercise.

2

11.    The undersigned understands that pursuant to the terms of Registration Rights Agreement (the “Registration Rights Agreement”) among the undersigned, the Company and the other parties thereto, substantially in the form furnished to the undersigned as part of the Offer to Amend and Exercise, the Company has agreed to file a Registration Statement on Form S-1 (the “Registration Statement”) to register under the Securities Act the resale of the shares of Common Stock that are issuable to the undersigned upon exercise of the Amended Warrants, provided that the undersigned. has accurately completed and executed the Selling Securityholder Questionnaire attached hereto as Exhibit A-6.

The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for amendment and exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims. The undersigned’s signature below shall also constitute the signature page to the Registration Rights Agreement.

If the undersigned checks the “does” box in Question 1 above electing to participate in the Offer to Amend and Exercise and to amend and exercise the undersigned’s Original Warrants, as amended, and returns this signature page, the undersigned’s Original Warrants will be deemed amended as set forth in the amendment attached hereto as Exhibit A-1 and exercised in accordance with the terms and conditions of the Original Warrant as so amended.

The undersigned must complete and sign the following exactly as his, her or its name appears on the undersigned’s Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Consent, Participate and Exercise Warrant proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if holder is not a natural person)

Address:

Telephone:
Fax:
Tax ID/SSN:

3

Exhibit A-1

AMENDMENT TO

WARRANT TO PURCHASE COMMON STOCK

(with respect to Offer to Amend and Exercise)

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Warrant is one of a series of warrants of like tenor to purchase shares of the Company’s common stock at an exercise price of $2.00 per share issued to investors participating in the Company’s private placement financing with respect to which a closing occurred on July 31, 2014 (the “Original Warrants”);

WHEREAS, in connection with the Company’s tender offer with respect to the amendment and exercise of the Original Warrants, including the Warrant, to purchase shares of common stock of the Company as set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock dated October 28, 2016, a copy of which has been delivered to the Holder (the “Offer to Amend and Exercise”), the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.             Expiration Date. “Expiration Date” as used in the Warrant will mean November 29, 2016, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of the Offer to Amend and Exercise.

2.             Number of Shares Issuable Upon Exercise of Each Warrant. The introductory paragraph following the Securities Act restrictive legend on the cover page of the Warrant is deleted and replaced in its entirety with the following:

“Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”) for value received on the Effective Date, hereby issues to                                              (the “Holder”) Warrants to purchase four (4) shares for each Warrant exercised or an aggregate of _______ shares (as from time to time adjusted as hereinafter provided) each such share a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock (as defined below) at the Exercise Price (as defined below) as adjusted from time to time as provided herein, on or before the Expiration Date, all subject to the following terms and conditions.”

3.             Exercise Price. Clause (iii) of the third unnumbered paragraph is deleted and replace in its entirety with the following:

“(iii) “Exercise Price” means $0.50 for each Warrant exercised ($0.125 per share of Common Stock issuable upon exercise of a Warrant), subject to adjustment as provided herein;”

4.             Exercise Period. Section 1(a) of the Warrant is hereby amended and restated in its entirety as follows:

“(a) The Holder may exercise this Warrant in whole or in part on any Business Days on or before 5:00 P.M., Eastern Time, on the Expiration Date, subject to the satisfaction of the exercise procedures set forth in Section 1(b)(i) hereof. The exercise of the Warrant will be effective immediately following the expiration of the Offer to Amend and Exercise (as defined below) at 5:00 P.M., Eastern Time, on the Expiration Date, as may be extended by the Company in its sole discretion.

5.             Exercise Procedures. Section 1(b) of the Warrant is hereby amended and restated in its entirety as follows:

“(b) Exercise Procedures.

(i) The purchase rights represented by this Warrant shall be deemed exercised by delivery before 5:00 P.M., Eastern Time, on the Expiration Date, of all of the following: (a) a signed copy of the Election to Consent, Participate and Exercise Warrant (as defined in the Offer to Amend and Exercise Warrants to Purchase Common Stock dated October 28, 2016 (the “Offer to Amend and Exercise”)), (b) a signed copy of an Accredited Investor Questionnaire (in the form required by the Offer to Amend and Exercise), (c) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Offer to Amend and Exercise) for cancellation, and (d) cash in the amount equal to $0.50 per Warrant being exercised multiplied by the number of Warrants the Holder elects to exercise (collectively, the “Acceptance and Exercise Documents ”). The cash may be tendered in the form of a check payable to Delaware Trust Company (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140, Attention: Corporate Secretary (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant). This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to 5:00 P.M., Eastern Time, on the Expiration Date.

(ii) Upon the exercise of this Warrant in compliance with the provisions of Section 1(a) hereof, the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise.”

6.             Partial Exercise. The second sentence in Section 1(c) of the Warrant is deleted and replaced with the following:

“If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant (as the same may be amended and/or restated from time to time), referencing such reduced number of Warrant Shares that remain subject to this Warrant.”

7.             Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. Section 3(b) of the Warrant is hereby deleted in its entirety.

8.             Lock-Up Period. The Warrant is hereby amended by adding a new Section 21 as follows:

“21. LOCK-UP PERIOD

(a)	Lock-Up Restrictions. The Holder agrees not to sell, make any Short Sale (as defined below) of, loan, grant any option for the purchase of, or otherwise dispose of any of the Warrant Shares issuable upon the exercise of this Warrant without the prior written consent of the Company for a period of one hundred eighty (180) days after the Expiration Date (the “Lock-Up Period”). For the avoidance of doubt, the Holder may transfer during the Lock-Up Period any such Warrant Shares to any Affiliate(s), provided that such Affiliate(s) agree to be bound by the same lock up restrictions and the transfer is otherwise consistent with Section 4(d) hereof.

(b)	Stop-Transfer Instructions. In order to enforce this Section 21, the Company may impose stop-transfer instructions with respect to the Warrant Shares of the Holder (and the shares of every other holder subject to the restrictions in this Section 21) and place a legend on the Warrant Shares to such effect.”

9.             Short Sales. The Warrant is hereby amended by adding a new Section 22 as follows:

“22. SHORT SALES

Until the expiration of the Lock-Up Period, other than with respect to the transactions contemplated herein, neither the Holder nor any Affiliate of such the Holder which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the shares and warrants, and (c) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) will directly or indirectly, alone or with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (collectively “Persons ”), acting on behalf of or pursuant to any understanding with such Holder or Trading Affiliate, effect or agree to effect any Short Sales (as defined below) involving the Company’s shares of common stock or other securities of the Company. Notwithstanding the foregoing, in the case of a Holder and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Holder’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s or Trading Affiliate’s assets, the covenants set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the transactions contemplated by this Warrant. For purposes hereof, “Short Sale” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements (including on a total return basis), or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers.”

10.           Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

11.           Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

12.           Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

13.           Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.

Exhibit A-2

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK
(with respect to Anti-Dilution Amendment)

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Effective Date (as defined below) by and between Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), and each holder of an Original Warrant (as defined below) as of the Effective Date. Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Company issued warrants of like tenor to purchase an aggregate of 21,549,510 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $2.00 per share issued to investors participating in the Company’s private placement financing with respect to which a closing occurred on July 31, 2014 (each such warrant, an “Original Warrant” and collectively, the “Original Warrants”); and

WHEREAS, as discussed in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock dated October 28, 2016, a copy of which has been delivered to each holder of Original Warrants (the “Offer to Amend and Exercise”), the Company desires to amend the Original Warrants that are not exercised in the Offer to Amend and Exercise in order to remove any price-based anti-dilution provisions therefrom and in connection therewith is seeking approval of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.    Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. Section 3(b) of the Warrant is hereby deleted in its entirety.

2.    Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

3.    Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

4.    Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

5.    Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to consent to the Anti-Dilution Amendment in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.

Exhibit A-3

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Amend and Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of November 29, 2016, as may be extended in the Company’s sole discretion, or as required by applicable law. The Company will not accept any alternative or contingent amendments. By execution of this Election to Consent, Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Amended Warrants, except as provided in the Offer to Amend and Exercise. To affect your acceptance of the Offer to Amend and Exercise you must:

1.	Complete, sign and return the original of this Election to Consent, Participate and Exercise Warrant.

2.	Tender your Original Warrants or, if you are unable to locate your Original Warrants, complete, sign and return the original of an Affidavit of Loss and Indemnification Agreement (attached hereto as Exhibit A-4) for each Original Warrant to be exercised.

3.	Complete, sign and return the original Accredited Investor Questionnaire (attached hereto as Exhibit A-5).

4.	Pay the exercise price applicable to your Amended Warrant ($0.50 x number of Amended Warrants to be exercised) by check payable to “Delaware Trust Company, as Escrow Agent for Enumeral Biomedical Holdings, Inc. Account # 79-2847” or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Consent, Participate and Exercise Warrant, Original Warrants (and/or Affidavit of Loss and Indemnification Agreement), Accredited Investor Questionnaire along with the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before the Expiration Date of 5:00 pm (Eastern time) on November 29, 2016, as may be extended by the Company in its sole discretion, or as required by applicable law.

ADDRESS FOR DELIVERY OF ACCEPTANCE AND EXERCISE DOCUMENTS (i.e., ITEMS 1- 3 ABOVE):	Enumeral Biomedical Holdings, Inc. c/o Duane Morris LLP 1540 Broadway New York, NY 10036-4086 Attn: Michael D. Schwamm, Esq. Fax: (212) 208-4451 Email: enumeral_warrant_tender@duanemorris.com
WIRE TRANSFER INSTRUCTIONS FOR EXERCISE PRICE OF AMENDED WARRANTS:*	PNC Bank
300 Delaware Avenue
Wilmington, Delaware 19899
ABA Routing No. 031100089
SWIFT Code: PNCCUS33
Account Name: Delaware Trust Company
Account Number: 5605012373
FFC: Enumeral Biomedical Holdings, Inc. Account # 79-2847
*MUST INCLUDE THE WARRANT HOLDER’S NAME
ADDRESS FOR DELIVERY OF CHECKS FOR EXERCISE PRICE OF AMENDED WARRANTS:**	Delaware Trust Company
2711 Centerville Road
One Little Falls Center
Wilmington, Delaware 19808
Attn: Alan R. Halpern
**CHECK MUST BE MADE PAYABLE TO “DELAWARE TRUST COMPANY, AS ESCROW AGENT FOR ENUMERAL BIOMEDICAL HOLDINGS, INC., ACCOUNT # 79-2847”

Delivery to an address other than as set forth above will not constitute a valid delivery.

Exhibit A-4

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1.    The following described instrument of Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”) was lost or stolen:

Warrant to Purchase Common Stock, Warrant Certificate No.                , to purchase shares of common stock of the Company, dated July 31, 2014 (the “Original Warrant”), and registered in the name of                                                         (the “Holder”);

2.    The Holder is the sole and unconditional record owner of the Original Warrant.

3.    That neither the Original Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of the Holder; that neither the Holder nor anyone on the Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except the Holder as the sole owner.

4.    That this Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Original Warrant in connection with the Holder’s Election to Consent, Participate in the Company’s Offer to Amend and Exercise, dated October 28, 2016, as amended or supplemented, and to exercise such Original Warrant (the “Offer”).

5.    The Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of the Holder.

6.    To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with the Holder’s acceptance of the Offer, the Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the Original Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of the Holder for the issuance of the Original Warrant or a replacement warrant, if any.

7.    It is understood and agreed that in case the Original Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of New York as such laws are applied to contracts between New York residents entered into and to be performed entirely in New York.

Date:	By:
(Signature)

(Print name)

(Title, if holder is not a natural person)

Exhibit A-5

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned understands that the purpose of this Questionnaire is to permit Enumeral Biomedical Holdings, Inc. (the “Company”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended. The undersigned represents to the Company that (i) the information contained herein is complete and accurate and may be relied upon by the Company and (ii) the undersigned will notify the Company immediately of any change in any of such information.

All information furnished is for the sole use of the Company and its counsel and will be held in confidence by the Company and its counsel, except that this Questionnaire may be furnished to such parties as the Company deems desirable to establish compliance with federal or state securities laws.

1.	Accredited Investor Status. Please state below whether any of the following definitions of an “accredited investor” applies to you (check all that are applicable):

	☐	A natural person whose net worth or joint net worth with that person’s spouse, excluding the equity value of his or her principal residence, exceeds $1,000,000 at the time of this Subscription.*

	☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years (or $300,000 jointly with his or her spouse) and who reasonably expects an income in excess of $200,000 (or $300,000 jointly with his or her spouse) in the current year.

	☐	A director or executive officer of the Company.

	☐	A corporation, partnership, or business trust not formed for the specific purpose of making the investment represented by the Subscription, and having assets in excess of $5,000,000.

	☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of making the investment represented by the Subscription, whose purchase is directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company.

	☐	An entity in which all of the equity owners meet one of the above-listed qualifications.

	☐	A bank, savings and loan association, broker, dealer, insurance company, investment company, business development company, or small business investment company.

	☐	An employee benefit plan with assets greater than $5,000,000 or where the investment decision is made by a bank, savings and loan association, insurance company, or registered investment advisor.

	☐	A self-directed employee benefit plan if the investment decisions are made solely by accredited investors.

1

2.	☐ The entity is not an “Accredited Investor” because none of the above apply.

*	(For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

3.	Signatures.
For Execution by an Individual

By:
	(Signature)	(Date)

PrintName:

For Execution by an Entity

(Entity Name)

By:
	(Signature)	(Date)

Print Name:
Print Title:

2

Exhibit A-6

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of Registrable Securities of Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name:

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Securities are held:

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

3

2. Address for Notices to Selling Securityholder:

Telephone:_______________________

Fax: _____________________________

Email: _____________________________

Contact Person: _____________________

3. Broker-Dealer Status:

(a)    Are you a broker-dealer?

Yes ☐	No ☐

(b)    If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐	No ☐

Note:    If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)    Are you an affiliate of a broker-dealer?

Yes ☐	No ☐

(d)    If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

Note:    If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)             Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Securities) beneficially owned1 by the Selling Securityholder:

5. Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

[1]	Beneficially Owned: A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust.  The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case.  You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.

[2]	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

5

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

PLEASE E-MAIL OR FAX A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Enumeral Biomedical Holdings, Inc.

c/o Duane Morris LLP

1540 Broadway

New York, NY 10036-4086
Attn:  Michael D. Schwamm, Esq.

Fax: (212) 208-4451

Email: enumeral_warrant_tender@duanemorris.com

6